UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 12, 2017

OWC Pharmaceutical Research Corp.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

30 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 12, 2017, OWC Pharmaceutical Research Corp. (the "Registrant") announced the appointment of Alon Sinai, Chief Operating Officer of Registrant's wholly-owned Israeli subsidiary, One World Cannabis Ltd ("OWC Israel") since July 2014, as the new Interim Chief Executive Officer of OWC Israel, replacing Mr. Ziv Turner.

Alon Sinai, age 49, Chief Operating Officer and Interim Chief Executive Officer of One World Cannabis Ltd, has served as OWC's liaison with Israel's major medical institutions and teaching hospital, leading negotiations for the establishment of OWC Israel's collaboration agreements and clinical trial studies. Mr. Sinai is a retired Lieutenant-Colonel of the IDF who served in its Medical Corps from 1987 to 2013. Mr. Sinai successfully completed the NATO School Oberammergau Program, NATO's individual training and education facility at the operational level. Mr. Sinai recently served as Head of the Doctrine, Instruction and Training Department of the IDF, where he was responsible for commanding and developing emergency medical facilities, writing professional doctrine and literature for the IDF Medical Corps and working with foreign militaries. Mr. Sinai is currently pursuing his Ph.D. in Health Systems Management at Ben-Gurion University of the Negev, where he previously earned an MA in Health Systems Management and a B.EMS in Emergency Medicine.

Mr. Turner has informed the Registrant that he intends to pursue other business opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By: /s/ Mordechai Bignitz
Name: Mordechai Bignitz
Title: Chief Executive Officer

Date: April 19, 2017